UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 9, 2006
Date of Report (Date of earliest event reported)
CIT GROUP INC.
(Exact name of registrant as specified in its charter)
Delaware	1-1861	65-1051192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

505 Fifth Avenue New York, New York 10017
(Address of principal executive offices, including zip code)
(212) 771-0505
(Registrant's telephone number, including area code)
Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 9, 2006 CIT Group Inc. (“CIT”) made available to investors a pricing supplement, dated August 9, 2006, a prospectus supplement, dated January 19, 2006 and a prospectus, dated January 20, 2006, with respect to the issuance of $350,000,000 aggregate principal amount of Extendible Floating Rate Senior Notes (the “notes”) pursuant to an indenture, dated as of January 20, 2006, between CIT and JPMorgan Chase Bank, N.A., as Trustee, which CIT filed as an exhibit to its shelf registration statement filed with the SEC (File No. 333-131159) on January 20, 2006.

In connection with the issuance of the notes, Shearman & Sterling LLP, counsel to CIT, has delivered an opinion to CIT, dated August 9, 2006, regarding the legality of the notes upon issuance and sale thereof on August 14, 2006. A copy of the opinion as to legality is attached as Exhibit 5.1 hereto.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits
The following exhibits are filed or furnished herewith:
	5.1	Opinion of Shearman & Sterling LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, CIT Group Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIT GROUP INC.

Dated: August 11, 2006	By:	/s/ Glenn A. Votek
Name: Glenn A. Votek Title: Executive Vice President & Treasurer

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Shearman & Sterling LLP